Exhibit 99.1

Olympic Steel Reports First-Quarter 2024 Results

Strategy to diversify and expand into higher-value processing and manufactured products contributes to financial performance in the face of pricing headwinds

Company remains in a strong operational and financial position to invest in additional higher-value growth opportunities to drive profitability and advance its strategy

CLEVELAND — (May 2, 2024) — Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended March 31, 2024.

Net income for the first quarter totaled $8.7 million, or $0.75 per diluted share, compared with net income of $9.9 million, or $0.85 per diluted share, in the first quarter of 2023. The results include $0.4 million of LIFO expense in the first quarter of 2024, compared with no LIFO adjustment in the first quarter of 2023. EBITDA for the first quarter of 2024 was $23.3 million, comparable to the $23.9 million earned in the first quarter of 2023.

The Company reported sales for the first quarter of 2024 totaling $527 million, compared with $573 million in the first quarter of 2023.

“Olympic Steel delivered solid results in the first quarter, with all three segments contributing to our profitability,” said Richard T. Marabito, Chief Executive Officer. “Shipping volumes were up over 9% sequentially from the fourth quarter, and we maintained our margins despite index pricing for hot-rolled steel falling more than 31% from January through mid-March. We also continued to navigate falling stainless steel surcharges throughout the first quarter. Our strategy to diversify and expand our portfolio of higher-value manufactured products provides a counter-cyclical benefit to falling metal prices and helps drive profitability regardless of market conditions.”

Marabito continued, “During the first quarter, we gained market share and expanded our offerings of fabrication and value-added products. Moving into the second quarter, pricing has begun to recover on some products, and demand remains steady. While market dynamics continue to shift, we remain committed to our disciplines around working capital, operating expenses and cash flow. Our balance sheet remains strong, enabling us to continue to invest strategically in organic growth, automation and acquisition opportunities that align with our priorities for long-term success. We are optimistic about our ability to deliver results for our shareholders.”

The Board of Directors approved a regular quarterly cash dividend of $0.15 per share, which is payable on June 17, 2024, to shareholders of record on June 3, 2024. The Company has paid regular quarterly dividends dating back to 2006.

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH  44122

The table that follows provides a reconciliation of non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three months ended
	March 31,
	2024	2023

Net income per diluted share (GAAP)	$0.75	$0.85

Excluding the following items
LIFO expense	0.03	-
Acquisition Inventory fair market value adjustment	-	0.13
Acquisition related expenses	-	0.16
Adjusted net income per diluted share (non-GAAP)	$0.77	$1.15

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended
	3/31/2024	3/31/2023

Net income (GAAP):	$8,697	$9,872
Excluding the following items
Foreign exchange loss included in net income	19	11
Interest and other expense on debt	4,010	4,223
Income tax provision	3,212	3,617
Depreciation and amortization	7,334	6,201

Earnings before interest, taxes, depreciation and amortization (EBITDA)	23,272	23,924

LIFO expense	400	-
Acquisition Inventory fair market value adjustment	-	2,079
Acquisition related expenses	-	2,556
Adjusted EBITDA (non-GAAP)	$23,672	$28,559

Conference Call and Webcast

A simulcast of Olympic Steel’s 2024 first-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on May 3, 2024, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," and "continue," as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks of falling metals prices and inventory devaluation; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; rising interest rates and their impacts on our variable interest rate debt; supplier consolidation or addition of new capacity; risks associated with the invasion of Ukraine, including economic sanctions, and the conflicts in the Middle East, or additional war, military conflict, or hostilities could adversely affect global metals supply and pricing; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions and legislation passed under the current administration; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or customers' personnel; risks associated with supply chain disruption resulting from the imbalance of metal supply and end-user demands, including additional shutdowns as a result of infectious disease outbreaks in large markets, such as China, and other factors; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; risks associated with infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; cyclicality and volatility within the metals industry; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to generate free cash flow through operations and repay debt; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management's view of the Company's performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors' understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel (NASDAQ: ZEUS) is a leading U.S. metals service center focused on the direct sale and value-added processing of carbon and coated sheet, plate, and coil products; stainless steel sheet, plate, bar and coil; aluminum sheet, plate and coil; pipe, tube, bar, valves and fittings; tin plate and metal-intensive end-use products, including bollards, water treatment systems; commercial, residential and industrial venting and air filtration systems; Wright® brand self-dumping hoppers; and EZ-Dumper® dump inserts. Headquartered in Cleveland, Ohio, Olympic Steel operates from 47 facilities.

For additional information, please visit the Company’s website at www.olysteel.com.

Contact:

Richard A. Manson

Chief Financial Officer

(216) 672-0522

ir@olysteel.com

Olympic Steel, Inc.

Consolidated Statements of Net Income

(in thousands, except per-share data)

	Three months ended
	March 31
	2024	2023

Net sales	$526,642	$573,076

Costs and expenses
Cost of materials sold (excludes items shown separately below)	407,538	452,636
Warehouse and processing	32,893	30,649
Administrative and general	30,152	33,185
Distribution	16,758	17,741
Selling	11,536	10,397
Occupancy	4,493	4,544
Depreciation	6,006	5,077
Amortization	1,328	1,124
Total costs and expenses	510,704	555,353
Operating income	15,938	17,723
Other loss, net	19	11
Income before interest and income taxes	15,919	17,712
Interest and other expense on debt	4,010	4,223
Income before income taxes	11,909	13,489
Income tax provision	3,212	3,617
Net income	$8,697	$9,872

Earnings per share:
Net income per share - basic	$0.75	$0.85
Weighted average shares outstanding - basic	11,663	11,570
Net income per share - diluted	$0.75	$0.85
Weighted average shares outstanding - diluted	11,663	11,571

Olympic Steel, Inc.

Balance Sheets

(in thousands)

	As of March 31, 2024	As of December 31, 2023
Assets

Cash and cash equivalents	$10,340	$13,224
Accounts receivable, net	214,753	191,149
Inventories, net (includes LIFO reserves of $12,443 and $12,043 as of March 31, 2024 and December 31, 2023, respectively)	397,567	386,535
Prepaid expenses and other	9,304	12,261
Total current assets	631,964	603,169
Property and equipment, at cost	487,968	483,448
Accumulated depreciation	(303,462)	(297,340)
Net property and equipment	184,506	186,108

Goodwill	52,091	52,091
Intangible assets, net	91,559	92,621
Other long-term assets	18,864	16,466
Right of use asset, net	32,795	34,380
Total assets	$1,011,779	$984,835

Liabilities

Accounts payable	$149,429	$119,718
Accrued payroll	16,475	30,113
Other accrued liabilities	19,273	22,593
Current portion of lease liabilities	7,786	7,813
Total current liabilities	192,963	180,237

Credit facility revolver	196,800	190,198
Other long-term liabilities	22,420	20,151
Deferred income taxes	10,897	11,510
Lease liabilities	25,714	27,261
Total liabilities	448,794	429,357

Shareholders' Equity

Preferred stock	-	-
Common stock	137,063	136,541
Accumulated other comprehensive loss	-	41
Retained earnings	425,922	418,896
Total shareholders' equity	562,985	555,478
Total liabilities and shareholders' equity	$1,011,779	$984,835

Olympic Steel, Inc.

Segment Financial Information

(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three months ended March 31,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2024	2023	2024	2023	2024	2023

Tons sold [1]	219,675	218,338	29,903	32,516	N/A	N/A

Net sales	$300,975	$309,818	$129,534	$166,564	$96,133	$96,694
Average selling price per ton	1,370	1,419	4,332	5,123	N/A	N/A
Cost of materials sold	235,615	248,436	107,590	137,713	64,333	66,487
Gross profit	65,360	61,382	21,944	28,851	31,800	30,207
Operating expenses	56,703	55,436	18,013	19,592	24,173	20,466
Operating income	8,657	5,946	3,931	9,259	7,627	9,741

Depreciation and amortization	4,081	3,607	988	984	2,248	1,593
LIFO (income) / expense	-	-	-	-	400	-

1 The Company does not report tons sold for McCullough Industries, EZ Dumper, or Metal-Fab in the Carbon Flat Products

Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or for the entire Tubular and Pipe Products Segment.

	As of March 31, 2024	As of December 31, 2023
Assets
Flat-products	$674,903	$649,744
Tubular and pipe products	335,528	333,677
Corporate	1,348	1,414
Total assets	$1,011,779	$984,835

Other Information

(in thousands, except per-share and ratio data)

	As of March 31, 2024	As of December 31, 2023
Shareholders' equity per share	$50.58	$49.90
Debt to equity ratio	0.35 to 1	0.34 to 1

	Three Months Ended March 31,
	2024	2023

Net cash from (used for) operating activities	$(2,608)	$52,440
Cash dividends per share	$0.15	$0.13